UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 15, 2006, Joseph W. Luter, III, the Chairman of the Board of Directors and Chief Executive Officer of Smithfield Foods, Inc. (the “Company”), announced that he plans to relinquish the title of Chief Executive Officer of the Company effective as of August 31, 2006. The Company expects that Mr. Luter will remain non-executive Chairman of the Board of Directors and continue focusing on acquisitions and long-term strategic development for the Company.

On June 15, 2006, effective as of September 1, 2006, the Company’s Board of Directors elected C. Larry Pope as Chief Executive Officer of the Company and confirmed his continuing position as President of the Company.

The Company’s press release announcing these events is attached hereto as Exhibit 99.1.

Pursuant to Item 5.02(c)(2) of Form 8-K, the Company is also providing the information required by Items 4.01(b), (d) and (e) and 404(a) of Regulation S-K with regards to Mr. Pope. Such information is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit 99.1 Press release dated June 15, 2006.

Exhibit 99.2 Information required pursuant to Items 4.01(b), (d) and (e) and 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.
Date: June 20, 2006
/s/ Daniel G. Stevens Daniel G. Stevens
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1            Press release dated June 15, 2006.

Exhibit 99.2            Information required pursuant to Items 4.01(b), (d) and (e) and 404(a) of Regulation S-K.